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Exhibit 23.2

Consent of Independent Accountants

    As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
March 9, 2001

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Consent of Independent Accountants